Exhibit 1.1

10,156,000 American Depositary Shares,

Each Representing One Ordinary Share

(Nominal Value €0.01 per Share)

ABIVAX SA

UNDERWRITING AGREEMENT

July 23, 2025 (11:59 PM ET time)

July 24, 2025 (5:59 AM CET time)

July 23, 2025 (11:59 PM ET time)

July 24, 2025 (5:59 AM CET time)

Leerink Partners LLC

Piper Sandler & Co.

Guggenheim Securities, LLC

As Representatives of the

several Underwriters listed in Schedule I hereto

c/o Leerink Partners LLC

1301 Avenue of the Americas

5th Floor

New York, NY 10019

c/o Piper Sandler & Co.

1251 Avenue of the Americas

6th Floor

New York, NY 10020

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Ladies and Gentlemen:

Abivax SA, a société anonyme incorporated under the laws of the French Republic (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 10,156,000 of its ordinary shares, nominal value of €0.01 per share (the “Ordinary Shares”), to be delivered in the form of an aggregate of 10,156,000 American Depositary Shares, each representing one Ordinary Share (the “Firm Securities”), as set forth in Schedule I hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,523,400 Ordinary Shares, to be delivered in the form of an aggregate of 1,523,400 American Depositary Shares, each representing one Ordinary Share (the “Additional Securities”), if and to the extent that Leerink Partners LLC, Piper Sandler & Co. and Guggenheim Securities, LLC, as representatives of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters, acting severally and not jointly, in Section 2 hereof. The Firm Securities and all or any part of the Additional Securities are hereinafter collectively referred to as the “Securities.” The public offering of the Securities is referred to as the “Offering.” Unless the context otherwise requires, each reference to the Firm Securities, the Additional Securities or the Securities herein also includes the Ordinary Shares underlying the ADSs (the “Underlying Shares”).

The Securities will be issued by way of a capital increase without preferential subscription rights for existing shareholders under the provisions of Article L. 225-136 of the French Commercial Code, pursuant to the 22nd resolution of the Company’s combined general shareholders’ meeting held on June 6, 2025.

The Underlying Shares are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated October 24, 2023, among the Company, Citibank, N.A., as the depositary (the “Depositary”) and holders and beneficial holders, from time to time, of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares (the “ADSs”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-288884), including a preliminary prospectus, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities, dated, July 23, 2025 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. The Company has filed with the Commission a registration statement on Form F-6 (File No. 333-274845) relating to the ADSs (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).

The Company has (i) prepared and filed with the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”) a French-language universal registration document (Document d’Enregistrement Universel) under number D. 25-0141 on March 24, 2025 (the “Universal Registration Document”) and (ii) prepared and published on June 2, 2025 French-language unaudited interim condensed consolidated financial statements as of March 31, 2025 (the “Unaudited Interim Condensed Consolidated Financial Statements”, together with the Universal Registration Document, the “Information Documents”).

The Company has also published or, will prepare, as the case may be, in French and English, (i) a press release on July 23, 2025 announcing the main terms and conditions of the Offering (the “Launch Press Release”) and (ii) a press release to be issued by the Company immediately after the execution of this Agreement setting forth, in particular, the Public Offering Price (as such term is defined in Section 2 below) and, as the case may be, the press release to be published upon issuance and sale of any Additional Securities by the Company, (the “Pricing Press Release,” together with the Launch Press Release, the “Press Releases”).

The Universal Registration Document, the Unaudited Interim Condensed Consolidated Financial Statements, the Press Releases, and any amendments or supplements thereto, and the documents that are or will be incorporated by reference therein are each hereinafter referred to as a “Public Document,” and, collectively, as the “Public Documents.”

“Greenshoe Press Release” means a press release issued by the Company in connection with the Option Closing Date (as defined in Section 2).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the ADS Registration Statement, the Basic Prospectus, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, as of the Closing Date and as of the Option Closing Date that:

(a) Each of the Registration Statement and the ADS Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and the ADS Registration Statement, when each became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the ADS Registration Statement, at the respective time at which each was declared effective, and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not, as of its date, contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, or as of the Closing Date and each Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information, as defined in Section 8(b).

(c) In connection with the filings of the Universal Registration Document, the Company has complied, to the AMF’s satisfaction, with all requests of the AMF for additional or supplemental information, if any. No order suspending the effectiveness of the Universal Registration Document has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the filing with the AMF or the use of the Universal Registration Document been filed with any court.

The Universal Registration Document and the Offering Press Releases conformed, conform and will conform, as appropriate, with the requirements set forth by applicable laws, including the General Regulations of the AMF, the AMF’s guidelines and Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended, and Delegated Regulations (EU) No. 2019/980 and No. 2019/979. Each of the Public Documents, as of the date hereof is accurate, correct and true in all material respects and as amended or supplemented, does not and, on the Closing Date and on any date on which Additional Securities are purchased, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations or warranties set forth in this paragraph do not apply to statements or omissions in the Public Documents based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information, as defined in Section 8(b).

The Public Documents contain the necessary information which is material to an investor for making an informed assessment of the assets and liabilities, profit and losses, financial position, and prospects of the Company and on the rights attached to the Ordinary Shares. All notices, statements, opinions, estimates, statements of intent, projections made by the Company in the Public Documents have been prepared in good faith and on reasonable grounds. The information contained in the Information Documents conforms or will conform in all material respects to the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, as of the date of such filing, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company has been duly organized and is validly existing as a société anonyme with a board of directors (société anonyme à conseil d’administration), under the laws of France, duly registered with the registre du commerce et des sociétés of Paris under number 799 363 718, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents and to enter into, and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The by-laws (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect in all material respects; the purchase and sale of the Securities pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social), as set forth in the Company’s by-laws (statuts), and are on an arm’s-length basis between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other.

(f) Each member of the Company’s board of directors (conseil d’administration) has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations and the Company’s by-laws (statuts) and internal regulations.

(g) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization,” and in the Universal Registration Document under the heading “6.3.1.1 Total du capital social” (except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents, or (iii) the conversion or exercise, as applicable, of convertible bonds, free shares (actions gratuites or AGA) or warrants (including share warrants (BSA) and founders’ warrants (BSPCE)) referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents). The share capital of the Company, including the Securities, conforms in all material respects to each description thereof contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Universal Registration Document, the Unaudited Interim Condensed Consolidated Financial Statements and the Offering Press Releases and such description conforms to the rights set forth in the instruments defining the same. The outstanding share capital of the Company has been duly authorized and validly issued and is fully paid, non-assessable and freely negotiable and has been issued in compliance with French law. None of the outstanding Ordinary Shares or ADSs of the Company were issued in violation of applicable preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for, or purchase securities of, the Company that have not been excluded, waived or satisfied. There are no authorized or outstanding options, warrants, preferential subscription rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents. The descriptions of the Company’s convertible bonds, free shares (AGA), founders’ warrants (BSCPE), warrants (BSA) and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents accurately and fairly present the information required to be shown with respect to such plans, arrangements, options, warrants and rights. The Company shall take all necessary steps to have the Underlying Shares admitted to the transactions of Euroclear France, Euroclear Bank SA/NV (together with Euroclear France, “Euroclear”) and Clearstream Banking SA, a public limited company (Luxembourg) (“Clearstream”) and to have the Underlying Shares admitted to trading on the regulated market of Euronext Paris (“Euronext”) on the Closing Date, and no collateral, pledge, lien or other security will exist on any Underlying Shares, nor any third-party rights granted by the Company.

The holders of outstanding Ordinary Shares, as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents, are not entitled to preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to acquire the Securities that have not been waived with respect to the offering of the Securities in accordance with their terms and all applicable laws; there are no outstanding securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company, except in each case as set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus under the captions “Description of Share Capital” or the Public Documents.

(j) The cash flow and working capital statements that will be contained in the Offering Press Releases have been prepared on reasonable grounds in good faith, after due and careful inquiry, and take into account all material matters of which the Company was aware concerning the Company as of the respective dates of such statement. All assumptions on which such working capital statements are based are reasonable and, so far as the Company is aware, there were no material assumptions that the Company should reasonably have taken into account in the preparation of such working capital statements that were not so taken into account.

(k) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 and Article L. 225-136 of the French Commercial Code and the 22nd, 27th and 31st resolutions passed at the shareholders’ combined meeting of the Company dated June 6, 2025, will be validly issued, fully paid, non-assessable and freely negotiable; and the issuance and sale of the Securities is not subject to preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been duly excluded, waived or satisfied with respect to the offering of the Securities in accordance with their terms and all applicable laws. No holder of Securities will be subject to personal liability by virtue only of its holding of such Securities. The Ordinary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs, as contemplated by the Deposit Agreement. Upon the sale and delivery of the Securities, and payment therefor, the Underwriters or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(l) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs and ADRs will be duly and validly issued, and the persons in whose names the ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; the issuance and sale of the ADSs by the Company and the deposit of the Underlying Shares with the Depositary and the issuance of the ADRs evidencing the ADSs as contemplated by this

Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any shares of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Shares, ADSs, securities, warrants or rights; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Securities.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings business or operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder from that set forth in the Time of Sale Prospectus and the Public Documents.

(o) The Securities (and the Underlying Shares) have been approved for listing on the Nasdaq Global Market, subject to notice of issuance.

(p) There are no legal or governmental proceedings (including, without limitation, any action, suit proceeding, inquiry or investigation before, or brought by, the U.S. Food and Drug Administration (the “FDA”), the European Commission or the European Medicines Agency (the “EMA”), the Autorité Nationale de Sécurité du Médicament et des produits de santé (the “ANSM”) or the AMF) pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Public Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Public Documents or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities or the issuance and deposit with the Depositary of the Underlying Shares hereunder or the consummation of the transactions contemplated by this Agreement, except for the publication by Euronext of a notice (avis) with respect to the listing of the Underlying Shares and (i) such as have been already obtained or as may be required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the rules of the Nasdaq Global Market, state securities laws or the rules of FINRA and (ii) such as have been obtained or will be obtained on the Closing Date under the laws and regulations of jurisdictions outside the United States in which the Securities were offered.

(r) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents, which is not so described. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-38 et seq. of the French Commercial Code, involving the Company or any other person required to be described in Registration Statement, the Time of Sale Prospectus, the Prospectus, and the Information Documents that have not been described, as required.

(s) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(x) None of the Company or any of its subsidiaries or affiliates has taken, or will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act or applicable European Union or French laws or regulations, as the case may be. Neither the Company, nor any person acting on its behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Securities in violation of applicable European Union or French laws or regulation, as the case may be, or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not taken or omitted to take any action nor will take any action or omit to take any action, which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Commission

Delegated Regulation (EU) 2016/1052 of March 8, 2016, supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes Leerink Partners LLC to make adequate public disclosure of information and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(y) The Company has complied in all material respects with the applicable provisions of EU Regulation No 596/2014 of April 16, 2014 on market abuse, as amended, the delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and none of the allotment of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any of the Market Abuse Rules, and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(z) The net proceeds from the sale of the Securities will be used as described in Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in the Offering Press Releases.

(aa) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(bb) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(cc) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering contemplated hereby.

(dd) The Company (i) has not ceased its payments (cessation des paiements), (ii) is not subject to or has made an application for the appointment of an ad hoc representative (mandataire ad hoc) or judicial administrator, (iii) is not subject to and has not made an application to enter into a safeguard procedure (procédure de sauvegarde) or accelerated safeguard procedure (procédure de sauvegarde accélérée), (iv) is not subject and has not made an application to enter into a conciliation procedure (procédure de conciliation), (v) is not subject to and has not made an application for the transfer of the whole of the business (cession totale de l’entreprise) and (vi) has not filed notice of judicial reorganization (redressement judiciaire), judicial liquidation (liquidation judiciaire), or voluntary liquidation, and no proceedings under any applicable laws before a court having competent jurisdiction over the Company, which has an analogous effect to any of the proceedings referred to have been initiated or requested.

(ee) (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws.

(ff) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Anti-Money Laundering Laws”).

(gg) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, the French Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

(ii) The Company and each of its subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, the subject of Sanctions or a Sanctioned Country, respectively.

(iii) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, the subject of Sanctions or a Sanctioned Country, respectively;

(B) to fund or facilitate any money laundering or terrorist financing activities; or

(C) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iv) The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(hh) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(ii) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them (other than Intellectual Property, which is addressed by subsection (jj) below) which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(jj) (i) The Company and its subsidiaries own or have valid and, to the knowledge of the Company, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights (including software related copyrights), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Information Documents, of their businesses in the manner described in the Registration Statement, the Time of Sale Prospectus, the

Prospectus and the Information Documents (collectively, the “Intellectual Property”); (ii) the patents, trademarks and copyrights (including software related copyrights), if any, included within the Intellectual Property are valid, enforceable and subsisting; (iii) except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents, neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license to or provide other material consideration to any third party in connection with the Intellectual Property; (iv) neither the Company nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property; (v) to the knowledge of the Company, neither the sale nor use of any of the drug candidates, services or processes of the Company and its subsidiaries referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Information Documents do or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party; (vi) none of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or its subsidiaries or, to the Company’s knowledge, upon any of its or their officers, directors or employees or otherwise in violation of the rights of any persons; (vii) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company or its subsidiaries, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) or any foreign or international patent authority, and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company or its subsidiaries, other than any licensor to the Company or its subsidiaries of such Intellectual Property; (viii) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property; (ix) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in, or to, any Intellectual Property; and (x) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company and each of its subsidiaries is in compliance with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, as applicable, and all such agreements are in full force and effect.

(kk) Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO, the European Patent Office (the “EPO”), the Institut National de la Propriété Industrielle (the “INPI”) and/or any foreign or international patent authority, as applicable, in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, that were not disclosed to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, that would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. To the Company’s knowledge, all patents and patent applications owned by the Company and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”), all patents and patent applications in-licensed by the Company and filed with the USPTO, the EPO and/or the INPI, as applicable, and any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company believes it has complied with its duty of candor and disclosure to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, for the In-licensed Patent Rights.

(ll) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(mm) (i) The Company and each of its subsidiaries have operated their businesses in a manner compliant (except where such failure to operate or non-compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) with all applicable United States federal, state, local and non-United States privacy (including, but not limited to, the General Data Protection Regulation (EU) 2016/679 and the French Act n°78-17 of 6 January 1978 on Information Technology, Data Files and Civil Liberties), data security and data protection laws and regulations applicable to their collection, use, transfer, protection, disposal, disclosure, handling, hosting, storage and analysis of personal data; (ii) the Company and each of its subsidiaries have implemented internal policies and procedures designed to ensure the integrity, confidentiality and security of the data processed in connection with their businesses and complies in all material respects with such approved internal policies and procedures; (iii) the Company and each of its subsidiaries have been, and are presently in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and have taken appropriate steps designed to assure compliance with such policies and procedures; (iv) the Company and each of its subsidiaries have taken adequate steps designed to maintain the confidentiality of its personally identifiable information, health information, consumer and consumer related information and other confidential information of the Company, its subsidiaries and any third parties in its possession (“Sensitive Company Data”); (v) the tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Information Documents (vi) the Company and each of its subsidiaries have established disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in France, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its subsidiaries; (vii) the Company and its subsidiaries have not suffered or incurred any security breaches, personal data breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (viii) there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party that has resulted, or would result, in a material adverse effect on the Company and its subsidiaries, taken as a whole; (ix) the Company and its subsidiaries have not been required to notify any individual or authority of any material information security breach, personal data breach, compromise or incident involving Sensitive Company Data; and (x) the Company and its subsidiaries have never been subject to a control procedure of data protection authority or to a complaint lodged before a data protection authority.

(nn) The Company (i) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company

(“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental authority is considering such action; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(oo) The Company has operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), including, without limitation and in each case to the extent applicable, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all federal, state, local and foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to, 18 U.S.C. §§ 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusions law (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws including French laws (collectively, the “Health Care Laws”). Neither the Company, nor to the Company’s knowledge, any of its officers, directors, employees or agents have engaged in activities, which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party and does not have any material ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Company, nor to the Company’s knowledge, any of its employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(pp) The studies, tests and preclinical and clinical trials (collectively, “studies”) conducted by or, to the Company’s knowledge, on behalf of, the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and the rules and regulations of the EMA; the descriptions of the results of such studies contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents are accurate and complete in all material respects and fairly present the data derived from such studies; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents when viewed in the context in which such results are described and the clinical state of development; the Company has made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. or foreign government or drug or medical device regulatory agency (including, the EMA, the ANSM, or health care facility Institutional Review Board or any other governmental or regulatory authority to which they are subject) and, the Company has not received any notices or correspondence from the FDA or any governmental body, agency or court requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to the Underwriters.

(qq) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(rr) The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in France, and all such insurance is in full force and effect, except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire or to obtain comparable coverage from similar institutions, as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ss) The Company and each of its subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company and its subsidiaries), except where the failure so to possess would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(tt) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standard Board (“IASB”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s financial statements. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The audited consolidated financial statements of the Company for the years ended December 31, 2024, 2023 and 2022 present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations, changes in shareholders’ equity and cash flows for the periods specified and are in accordance with the IFRS within the meaning of EC Regulation No. 1606/2002 of the European Parliament and of the council of July 19, 2002, as adopted from time to time by the European Commission in accordance with that Regulation, and its interpretations promulgated by the IASB, applied on a consistent basis throughout the periods involved (except as noted therein). The audited statutory financial statements of the Company included directly or incorporated by reference in the Universal Registration Document present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations, changes in shareholders’ equity and cash flows for the periods specified and are in accordance with the requirements of the French generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as noted therein). The Unaudited Interim Condensed Consolidated Financial Statements have been prepared in accordance with IAS 34, Interim Financial Reporting, the standard of IFRS applicable to interim financial statements. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(uu) PricewaterhouseCoopers Audit, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) an independent statutory auditor with respect to the Company as required by the laws of the French Republic and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.” PricewaterhouseCoopers Audit and Agili 3(F) have delivered letter of completion of work (lettre de fin de travaux) with respect to the Universal Registration Document that showed no reservation, observation or warning and which letter of completion of work (lettre de fin de travaux) has not and will not be altered or replaced.

(vv) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww) The Company and each of its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to do so under applicable law); and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents, since the end of the Company’s most recent audited fiscal year, except as disclosed in the Time of Sale Prospectus and Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xx) Except as set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents, the Company has not sold, issued or distributed any of its share capital during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans, free share (actions gratuites) plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) The Company and each of its subsidiaries have filed all federal, state, local and non-United States tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by IFRS have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or its subsidiaries is under audit by any governmental authorities, and none of them has received written notice of any pending or, to the Company’s knowledge, threatened audit other than with respect to routine tax audits which the Company does not reasonably believe would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(zz) From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(aaa) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(bbb) As of the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information, as defined in Section 8(b).

(ccc) Under the current laws and regulations of France, all dividends and other distributions declared and payable on the share capital of the Company in cash may be freely remitted out of France and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in France; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Public Documents, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of France.

(ddd) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no documentary, stamp, registration or similar issuance tax (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) are payable by or on behalf of the Underwriters, investors acquiring the Securities, the Company or any of its subsidiaries in France or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of the Deposit Agreement and of this Agreement, (ii) the deposit with the Depositary of the Underlying Shares against issuance by the Depositary of the ADRs evidencing the ADSs, (iii) the issuance and delivery of the Securities (or the ADRs evidencing the ADSs) by the Depositary to or for the account of the Underwriters, or (iv) the purchase and the initial sale and delivery by the Underwriters of the Securities, as the case may be, as contemplated herein.

(eee) Based on the current and anticipated value of its assets and the nature and composition of its income and assets, the Company believes that it was not a “passive foreign investment company” for U.S. federal income tax purposes for the taxable year ended December 31, 2024.

(fff) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ggg) This Agreement is in proper form under the laws of France for the enforcement thereof against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any stamp or similar tax in France be paid on or in respect of this Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(hhh) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(iii) The courts of France would recognize as a valid judgment any final monetary judgment obtained against the Company in connection with this Agreement in the courts of the State of New York having competent jurisdiction in respect of this Agreement (the “U.S. Judgment”), provided that such French court is provided with both a certified copy and a translation into French (by a sworn translator) of the U.S. Judgment and other relevant documents and determines that the requirements developed by French case law for the enforcement of foreign judgments, in the absence of any multilateral or bilateral treaty between the United States and France on the recognition and enforcement of foreign judgments, are satisfied, in particular that:

(i) such U.S. judgment is enforceable within the State of New York, according to the laws of the State of New York;

(ii) such U.S. judgment was rendered by a court having jurisdiction over the matter as the dispute has a clear connection with such court (i.e., there was no international forum shopping), the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the dispute;

(iii) such U.S. judgment does not contravene French international public policy rules (“ordre public international français”), both pertaining to the merits (“ordre public international français de fond”) and to the procedure of the case, including fair trial rights (“ordre public international français de procédure”);

(iv) such U.S. judgment is not tainted with fraud under French law (i.e., the parties did not submit the dispute to the court in order to maliciously avoid the application of a foreign law, including in particular French law); and

(v) such U.S. judgment does not conflict with a French judgment or a foreign judgment that has become effective in France, and there are no proceedings initiated prior to the time the enforcement of the judgment is sought having the same or similar subject matter as such U.S. judgment and still pending before French courts at that time and no such proceedings are filed before French courts after the enforcement proceedings have been initiated.

(jjj) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of France. The irrevocable and unconditional waiver and agreement of the Company contained in Section 13(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of France.

(kkk) Subject to the rules governing international lis alibi pendens under French private international law, the choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under French law and will be upheld as a valid submission to jurisdiction under French private international law in any action or proceeding before a competent French court. The Company has the power to submit, and pursuant to Section 13(a) of this Agreement and Section 7.6 of the Deposit Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 13(a)), and has the power to designate, appoint and empower, and pursuant to Section 13(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Securities set forth in Schedule I hereto opposite its name at $64.00 per ADS (the “Public Offering Price”). It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,523,400 Additional Securities at the Public Offering Price. The Representatives may exercise this right on behalf of the Underwriters once in whole or in part by giving written notice not later than 30 days after the date of this Agreement. The exercise notice shall specify the number and type of Additional Securities to be purchased by the Underwriters and the date on which such securities are to be purchased. The purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date for the Firm Securities or later than ten business days after the date of such notice; provided that a purchase date may be one business day after the date of such notice if such purchase date is the Closing Date. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On the day, if any, that Additional Securities are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to distribute their respective portions of the Securities sold to them as contemplated hereby and in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at the Public Offering Price and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $2.3040 per share of the Securities under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company by wire transfer of immediately available funds to the account designated by the Company in writing at least one business day prior to the Closing Date (the “Designated Account”), which Designated Account shall be held at Uptevia, as transfer agent and registrar of the Company (the “Registrar”), for purposes of settlement and delivery of the Firm Securities. Such funds are to be available in such Designated Account by 9 a.m., Central European Time, on July 28, 2025 or at such other time on the same or such other date, not later than August 4, 2025, as shall be agreed in writing by the Representatives and the Company. The time and date of settlement and delivery of the Firm Securities are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company by wire transfer of immediately available funds to the Designated Account, which shall be held at the Registrar for purposes of settlement and delivery of the Additional Securities. Such funds are to be available in the Designated Account on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 1, 2025 as shall be agreed in writing by the Representatives and the Company.

No later than 11 a.m. Central European Time on the Closing Date and, as the case may be, the Option Closing Date, the Registrar shall issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase, and, as the case may be, the additional capital increase, of the Company, and shall deliver two originals of such certificate to the Company. At least one full business day prior to the Closing Date, the Company shall have taken all actions and provided the Registrar with all notices, documents, corporate authorizations or other instruments necessary or required to effectuate the issuance of the certificat du dépositaire referred herein.

On the Closing Date and, as the case may be, on the Option Closing Date, immediately after issuing the certificat du dépositaire, the Registrar shall: (i) send to Euroclear, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Shares corresponding to the Firm Securities (and, as the case may be, the Additional Securities) and for credit thereof no later than on the Closing Date (and, as the case may be, the Option Closing Date) in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and (ii) transfer the Underlying Shares corresponding to the Firm Securities (and, as the case may be, the Additional Securities) to the Registrar, as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing ADSs in accordance with the Deposit Agreement. Delivery of the ADSs and/or the ADRs evidencing ADSs shall be made through the facilities of the Depository Trust Company (“DTC”) unless the applicable Representatives shall otherwise instruct. Prior to the Closing Date, the Company shall have taken all actions and made all necessary filings with Euronext and Euroclear, and with the Depositary and DTC, to facilitate the transfer of the Underlying Shares through Euroclear and the Securities through DTC. The ADRs evidencing the ADSs shall be registered in such names and denominations as the applicable Representatives shall have requested at least one full business day prior to the Closing Date (or the Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

In the event that the Firm Securities (and Additional Securities, if elected by the Representatives) are not delivered to the Representatives by 2:30 p.m., New York City time, on the Closing Date (and the Option Closing Date, as the case may be), the Company will return (or will instruct its custodian to return) payment of the full purchase price to Piper Sandler & Co.’s agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to the Representatives for the full amount of the purchase price until the full amount has been received by Pershing LLC.

As compensation for the Underwriters’ commitments, in addition to the expenses outlined in Section 6(j) hereof, the Company shall pay, or cause the Registrar to pay, to Piper Sandler & Co. for purposes of settlement and delivery of the Securities, a commission equal to the product of $3.84 and the number of Firm Securities (and/or Additional Securities, as the case may be) to be issued at the Closing Date (or the Option Closing Date, as the case may be) in the Offering. The aforementioned commissions shall be deducted from the gross proceeds payable to the Company on the Closing Date (or the Option Closing Date, as the case may be), in United States dollars and shall be paid on such date by the Registrar to Piper Sandler & Co. on behalf of the Underwriters as soon as possible after issuance of the certificat du dépositaire referred to above. The Company irrevocably agrees to such transfer.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Depositary shall have furnished or caused to be furnished to the Underwriters on the Closing Date a certificate, dated the Closing Date and satisfactory to the Representatives, of one of its authorized officers with respect to the deposit with it of the Underlying Shares, the issuance of the ADRs evidencing the Underlying Shares delivered in the form of the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Underlying Shares delivered in the form of the ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Representatives may reasonably request.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Dechert (Paris) LLP, French counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion of Gide Loyrette Nouel A.A.R.P.I., French counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received on the Closing Date an opinion of Nony, special patent counsel for Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Audit, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The Underwriters shall have received, on the Closing Date, an electronic copy of (i) the up-to-date bylaws (statuts), extrait K-bis and certificat de non-faillite of the Company dated less than five business days before the Closing Date and (ii) certified extracts of the minutes of the resolutions of the Company’s combined general shareholders’ meeting dated June 6, 2025 and the decisions of the board of directors (conseil d’administration) dated July 20, 2025 and of the Chief Executive Officer dated July 23, 2025 and July 24, 2025.

(l) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect.

(m) On the Closing Date, the Firm Securities shall have been approved for listing on the Nasdaq Global Market, and the Underlying Shares shall have been approved for listing on Euronext, subject only to official notice of issuance.

(n) The Company shall have sent to Euroclear a lettre comptable for the creation of the Securities.

(o) On the Closing Date, once it has received the funds corresponding to the subscription of the applicable Securities and/or irrevocably pre-matched settlement instructions with Piper Sandler & Co., for purposes of settlement and delivery of the Firm Securities, the Registrar shall have issued the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Firm Securities, and shall have sent a copy thereof to the Company and the Representatives.

(p) The Company shall have prepared and issued the Offering Press Releases in accordance with AMF regulations.

(q) The Company shall have liaised with Euronext to publish (i) the notice of issue of the Underlying Shares and (ii) the notice admission of the Underlying Shares for trading on Euronext, each being in full force and effect.

(r) At or prior to the Closing Date, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(s) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering.

(t) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, delivered by certain shareholders and the officers and directors of the Company relating to restrictions on sales and certain other dispositions of ADSs, Ordinary Shares and certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(u) On the date of this Agreement and on the Closing Date, the Underwriters shall have received from the Company a certificate of its Chief Financial Officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, which certificate shall be substantially in the form attached hereto as Exhibit B.

(v) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Representatives on the Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of the Option Closing Date;

(ii) a certificate from the Depositary in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, each dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(d) hereof;

(iv) an opinion of Dechert (Paris) LLP, French counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, each dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(f) hereof;

(vi) an opinion of Gide Loyrette Nouel A.A.R.P.I., French counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii) an opinion of Nony, special patent counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(viii) an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i);

(ix) a letter from PricewaterhouseCoopers Audit, dated the Option Closing Date, in form and substance satisfactory to the Underwriters, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to the Option Closing Date;

(x) The Company shall have prepared and issued the Greenshoe Press Release in accordance with AMF regulations;

(xi) The Company shall have sent to Euroclear a lettre comptable for the creation of the Additional Securities;

(xii) On the Option Closing Date, once it has received the funds corresponding to the subscription of the applicable Securities and/or irrevocably pre-matched settlement instructions with Piper Sandler & Co., for purposes of settlement and delivery of the Additional Securities, the Registrar shall have issued the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Additional Securities, and shall have sent a copy thereof to the Company and the Representatives;

(xiii) a certificate of the Chief Financial Officer of the Company, dated the Option Closing Date, confirming that the certificate delivered on the Closing Date pursuant to Section 5(u) hereof remains true and correct as of the Option Closing Date; and

(xiv) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on the Option Closing Date and other matters related to the issuance of such Additional Securities.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement and the ADS Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law. The information contained in such amendment or supplement shall be made available, to the extent the Representatives reasonably determine that it is required by applicable French laws after consultation with the Company, to the public in France through a press release broadcasted pursuant to applicable AMF rules.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. The information contained in such amendment or supplement shall be made available, to the extent the Representatives reasonably determine that it is required by applicable French laws after consultation with the Company, to the public in France through a press release broadcasted pursuant to applicable AMF rules.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To, as soon as practicable, before or after the Closing Date and in any event within any prescribed period of time, give such notices to, or make such filings with, Euronext or other agencies or bodies, as shall be required under any applicable laws or regulations in connection with the Offering.

(i) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable) all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities (and, if necessary, the Underlying Shares) under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the FINRA, in an amount not to exceed, together with the fees and disbursements of counsel described in clause (iii) above, an aggregate of $30,000, (v) all costs and expenses incident to listing the Securities (and the Underlying Shares) on the Nasdaq Global Market and other national securities exchanges and foreign stock exchanges, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (with the remaining 50% to be paid by the Underwriters), (viii) the document production charges and expenses associated with printing this Agreement (ix) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of DTC and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company agrees, prior to the Closing Date or the Option Closing Date, as the case may be, to deposit the Underlying Shares with the Depositary in accordance with the provision of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be.

(n) The Company will use its commercially reasonable efforts to maintain the listing of the ADSs (and the Underlying Shares) on the Nasdaq Global Market and of the Ordinary Shares on Euronext and will comply with all applicable laws and regulations due to such listing.

(o) The Company shall indemnify and hold the Underwriters harmless against, any documentary, stamp, registration or similar issuance tax imposed under French law (including any financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, (iv) the holding or transfer of the Securities, (v) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs or (vi) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(p) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(q) All sums payable to an Underwriter shall be considered exclusive of any value added, sale or similar taxes. Where the Company is obliged to pay value added, sale or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder (and at the same time as paying that sum) pay any applicable value added, sale or similar tax in addition to that amount.

(r) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (such other securities, including any received upon grant or vesting pursuant to a free share plan, “derivative securities”) or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs, Ordinary Shares or derivative securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or derivative securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs, Ordinary Shares or derivative securities.

The restrictions contained in the preceding paragraph shall not apply to (A) the Securities to be sold hereunder and the Underlying Shares to be deposited with the Depositary in connection therewith, (B) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus, Prospectus and the Public Documents, (C) the issuance by the Company of ADSs or Ordinary Shares, or share options, free shares (actions gratuites) and warrants (including share warrants (BSA) and founder’s warrants (BSPCE)) to purchase ADSs or Ordinary Shares granted to employees, members of management or consultants, pursuant to existing shareholders’ authorizations of the Company referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Public Documents, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) for the transfer of ADSs or Ordinary Shares or the amendment of an existing 10b5-1 Trading Plan, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act, the rules and regulations of the French Financial Markets Authority (Autorité des Marchés Financiers) or otherwise shall be required of or voluntarily made by or on behalf of such individual or the Company regarding the establishment or amendment of such plan, (E) the entry into an agreement providing for the issuance by the Company of ADSs, Ordinary Shares or derivative securities in connection with the acquisition by the Company of the securities, business, technology, property or other assets of another person or entity, or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (F) the entry into any agreement providing for the issuance of ADSs, Ordinary Shares or derivative securities in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided, however, that in the case of clauses (E) and (F), the aggregate number of ADSs, Ordinary Shares or derivative securities that the Company may sell or issue or agree to sell or issue shall not exceed 5% of the total number of Ordinary Shares (including in the form of ADSs) issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further, that in the case of clauses (E) and (F), the Company shall cause each recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement substantially on the same terms as the Lock-up Agreements referenced in Section 5(t) for the remainder of the Restricted Period and enter stop transfer instructions with the Company’s transfer agent and registrar for such securities, (G) the issuance by the Company of derivative securities under any undrawn tranches of the Company’s financing agreements that exist as of the date hereof with entities affiliated with Kreos Capital, Claret European Growth Capital and Heights Capital Management and any

Ordinary Shares issuable upon the conversion or exercise of such derivative securities, as described in each of the Registration Statement, Time of Sale Prospectus, Prospectus and the Public Documents or (H) the issuance and sale of ADSs pursuant to the Company’s existing equity distribution agreement with Piper Sandler & Co, provided that any such sales may only occur at least 30 days after the date of this Agreement.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, the Public Documents or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any written Testing-the-Waters Communication; provided that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information concerning stabilization by the Underwriters appearing in the sixteenth paragraph under the caption “Underwriting” in the Prospectus except for the fourth, seventh and ninth sentences of the paragraph (“Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Euronext, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, European Union or French authorities or (v) there shall have occurred any outbreak or escalation of hostilities, including war, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on the Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonably incurred out-of-pocket accountable expenses (including the reasonably incurred fees and disbursements of their legal counsel) actually incurred by such Underwriters in connection with this Agreement or the Offering contemplated hereunder.

11. Affiliates. The Underwriters may provide their services through or in conjunction with one or more of their affiliates, and references in this Agreement to the “Underwriters” shall, save where the context otherwise requires, include any such affiliates.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints C T Corporation System, with offices at 1015 15th Street N.W., Suite 1000 Washington, D.C. 20005 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. MIFIDII. Solely for the purposes of the requirements of Article 9(8) of EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, (i) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the Securities and the related information set out in the in connection with the Securities; and (ii) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the manufacturers and the related information set out in the Prospectus in connection with the Securities.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at Leerink Partners LLC, 1301 Avenue of the Americas, 5th Floor, New York, New York 10019, Attention: Stuart R. Nayman, at Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor New York, New York 10020, to the attention of Equity Capital Markets and separately, General Counsel and at Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017; and if to the Company shall be delivered, mailed or sent to Abivax SA, 7-11 Boulevard Haussmann 75009 Paris, France, Attention: Didier Blondel, Chief Financial Officer.

[Signature Page Follows]

Very truly yours, Abivax SA

By:	/s/ Marc de Garidel
Name: Marc de Garidel
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Leerink Partners LLC Piper Sandler & Co. Guggenheim Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Leerink Partners LLC

By:	/s/ Gabriel P. Cavazos
Name: Gabriel P. Cavazos
Title: Senior Managing Director

By:	Piper Sandler & Co.

By:	/s/ Chad Huber
Name: Chad Huber
Title: Managing Director

By:	Guggenheim Securities, LLC

By:	/s/ Ronald Gerber
Name: Ronald Gerber
Title: Senior Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Securities To Be Purchased
Leerink Partners LLC	3,757,720
Piper Sandler & Co.	2,437,440
Guggenheim Securities, LLC	1,929,640
LifeSci Capital LLC	812,480
BTIG, LLC	609,360
Van Lanschot Kempen (USA) Inc.	609,360

Total:	10,156,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued July 23, 2025

2.	Free writing prospectus, dated July 23, 2025 filed by the Company under Rule 433(d) of the Securities Act

3.	Free writing prospectus, dated July 24, 2025 to be filed by the Company under Rule 433(d) of the Securities Act

4.	Pricing information orally communicated by the Underwriters:

a)	Number of Firm Securities: 10,156,000

b)	Number of Additional Securities: 1,523,400

c)	Price to Public: $64.00 per shares of the Securities

SCHEDULE III

Written Testing-the-Waters Communication

1.	None.

2

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

_____________, 2025

Leerink Partners LLC

Piper Sandler & Co.

Guggenheim Securities, LLC

as Representatives of the several Underwriters

listed in Schedule I to the Underwriting Agreement

referred to below

c/o Leerink Partners LLC

1301 Avenue of the Americas

5th Floor

New York, NY 10019

c/o Piper Sandler & Co.

1251 Avenue of the Americas

6th Floor

New York, NY 10020

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Ladies and Gentlemen:

The undersigned understands that Leerink Partners LLC (“Leerink Partners”), Piper Sandler & Co. (“Piper Sandler”) and Guggenheim Securities, LLC (“Guggenheim Securities”, and together with Leerink Partners and Piper Sandler, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in such agreement (collectively, the “Underwriters”) with Abivax SA, a société anonyme incorporated under the laws of the French Republic (the “Company”), providing for the public offering (the “Public Offering”) of ordinary shares, par value €0.01 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (the “ADSs”).

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To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable or redeemable for ADSs or Ordinary Shares (such other securities, including any received upon grant or vesting pursuant to a free share plan, “Derivative Securities”) or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares or Derivative Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or Derivative Securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a)

transactions relating to ADSs, Ordinary Shares or Derivative Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other applicable law (in particular Article L. 621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French Markets Authority (Autorité des Marchés Financiers)) shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or Derivative Securities acquired in such open market transactions;

(b)

transfers of ADSs, Ordinary Shares or Derivative Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its shareholders or former shareholders or to any wholly-owned subsidiary of such corporation, (iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (v) pursuant to a qualified domestic relations order or in connection with a divorce settlement, or (vi) by will or intestate succession or intestate distribution upon the death of the undersigned; provided that in the case of any transfer pursuant to this clause (b), (A) each donee, trustee, distributee or other transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period, (B) such transfer shall not involve a disposition for value and (C) no filing under Section 16(a) of the Exchange Act or other applicable law (in particular Article L. 621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French Markets Authority (Autorité des Marchés Financiers)), reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period;

4

(c)

the surrender of Ordinary Shares to the Depositary (as defined in the Underwriting Agreement) or the Depositary’s custodian, for the purpose of receiving an equivalent number of ADSs in lieu of such Ordinary Shares, provided that (i) any ADSs received by the undersigned shall remain subject to the restrictions on transfer set forth in this agreement, (ii) any such surrender shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Exchange Act or other applicable law (in particular Article L. 621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French Markets Authority (Autorité des Marchés Financiers)), reporting a reduction in beneficial ownership of ADSs, shall be required or shall be voluntarily made during the Restricted Period;

(d)

transfers of ADSs, Ordinary Shares or Derivative Securities to the Company in satisfaction of any tax withholding obligation, provided that (i) any such transfer shall not involve a disposition for value and (ii) no filing under Section 16(a) of the Exchange Act or other applicable law (in particular Article L. 621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) and Article 223-23 of the General Regulation of the French Markets Authority (Autorité des Marchés Financiers)), reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period;

(e)

transfers or sales of up to 1,000,000 ADSs or Ordinary Shares (in the aggregate for all of the Company’s directors, officers and affiliates) used for the primary purpose of satisfying any withholding tax or other governmental withholding or payment obligation, through cashless surrender or otherwise, in all such cases, pursuant to equity awards granted under a share incentive plan or other equity award plan that is described in the Prospectus, provided that (i) the undersigned does not voluntarily effect any public filing or report regarding any such transfer or sale, (ii) no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required during the Restricted Period, and (iii) if any public announcement, filing or disclosure reporting a reduction in beneficial ownership of ADSs or Ordinary Shares is required by any applicable laws, other than those required by the Exchange Act, the undersigned shall include a statement in such report to the effect that the disposition relates to the satisfaction of withholding tax or other governmental withholding or payment obligation;

5

(f)

transfers of ADSs, Ordinary Shares or Derivative Securities to the Company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the ADSs, Ordinary Shares or Derivative Securities held by the undersigned by the Company in connection with the termination of the undersigned’s services to the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such ADSs, Ordinary Shares or Derivative Securities, provided that if any public announcement or filing shall be required in connection with any such transfer, such announcement or filing shall clearly indicate in the footnotes thereto that the securities were repurchased or reacquired by the Company pursuant to such repurchase right;

(g)

the exercise or exchange by the undersigned of any option or warrant to acquire any ADSs or Ordinary Shares or options to purchase ADSs or Ordinary Shares, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any share option, share bonus or other share plan or arrangement, provided that (i) any underlying ADSs and Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this agreement and (ii) if any public announcement or filing under the rules and regulations of French Monetary and Financial Code (Code monétaire et financier) and/or the French Financial Markets Authority (Autorité des Marchés Financiers) or otherwise shall be required in connection with such exercise or exchange, such announcement or filing shall clearly indicate in the footnotes thereto that it relates to the conversion of a convertible security into, or the exercise of any option or warrant for, the Ordinary Shares or ADSs, that no Ordinary Shares or ADSs were sold by the reporting person and that the Ordinary Shares or ADSs received upon such conversion or exercise are subject to a lock-up agreement;

(h)

the transfer of ADSs, Ordinary Shares or Derivative Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of the Company’s securities and involves a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this agreement; or

(i)

the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) for the transfer of ADSs or Ordinary Shares or the amendment of an existing 10b5-1 Trading Plan, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act, the rules and regulations of the French Financial Markets Authority (Autorité des Marchés Financiers) or otherwise shall be required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan.

6

For purposes of this agreement, “immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin, and “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity).

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares or any Derivative Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs and Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any ADSs at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iii) September 30, 2025, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to September 30, 2025 extend such date for a period of up to an additional three months).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

7

The undersigned hereby consents to receipt of this agreement in electronic form and understand and agree that this agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

8

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(Signature)	(Name of Entity)

(Name)	(Signature)

(Address)	(Name of Authorized Signatory) (Print)

(Title of Authorized Signatory) (Print)

(Address)

EXHIBIT B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

ABIVAX SA

      , 2025

I, Didier Blondel, do hereby certify that I am the Chief Financial Officer of Abivax SA, a société anonyme incorporated under the laws of the French Republic (the “Company”), and, solely in my capacity as such, and not in my personal capacity, and based upon an examination of the Company’s consolidated financial records, schedules and other books, records and systems undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do, as of the date hereof, hereby certify that:

1.

I am providing this certificate in connection with the Company’s public offering (the “Offering”) of 10,156,000 American Depositary Shares, each representing one ordinary share, par value €0.01 per share, pursuant to an underwriting agreement, dated July 23, 2025 (the “Underwriting Agreement”), by and among the Company and Leerink Partners LLC, Piper Sandler & Co. and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).

2.

I am familiar with the internal accounting records of the Company and its consolidated subsidiary and am responsible for financial and accounting matters with respect to the Company and its consolidated subsidiary.

3.

I have (i) read the Registration Statement in connection with the Offering, (ii) read the Time of Sale Prospectus and (iii) reviewed the circled items contained in the attached Exhibit A (the “Covered Information”).

4.

In connection with the preparation of the Registration Statement and the Time of Sale Prospectus, I or members of my staff who are responsible for the Company’s financial and accounting matters have reviewed the Covered Information and have compared the Covered Information to the Company’s accounting books and records and found the Covered Information to be in agreement with, or derived from, the corresponding information in such accounting books and records in all material respects for the periods indicated.

5.

Nothing has come to my attention that causes me to believe that (i) any of the Covered Information is not true, correct and accurate in all material respects for the periods indicated or (ii) the assumptions used to determine any of the Covered Information were not reasonable.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. This certificate is being furnished to the Underwriters pursuant to Section 5(u) of the Underwriting Agreement to assist them in conducting their investigation of the Company in connection with the Offering. This certificate may be relied upon by the Underwriters for such purpose. Each of Latham & Watkins LLP and Cooley LLP is entitled to rely on this certificate in connection with the legal opinions and letters that each such firm is rendering pursuant to the Underwriting Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Company, and not in his personal capacity, as of the date first written above.

ABIVAX SA

By:
Name: Didier Blondel
Title: Chief Financial Officer